                                                                       Exhibit 4
                                                                       ---------


                    FOURTH AMENDMENT dated as of July 29, 1994 (the "Fourth
               Amendment"), to the Credit Agreement (as hereinafter defined) among CAPITAL CITIES/ABC, INC., a New York corporation (the "Company"), the Borrowing Subsidiaries (as defined in the Credit Agreement and together with the Company, the "Borrowers"), the banks listed on Schedule I hereto under the captions "Departing Banks" (the "Departing Banks"), "Continuing Banks" (the "Continuing Banks") and "Additional Banks" (the "Additional Banks" and, together with the Departing Banks and Continuing Banks, the "Banks"), and CHEMICAL BANK, a New York banking corporation, as agent for the banks under the Credit Agreement (in such capacity, the "Agent").


          A. The Company, the Borrowing Subsidiaries, the Departing Banks, the Continuing Banks and the Agent are parties to a Revolving Credit Agreement dated as of January 3, 1986, as amended and restated through June 30, 1987, as amended as of June 30, 1989, and as amended and restated through April 30, 1992 (the "Credit Agreement").

          B. The Company has requested, and the Banks and the Agent have agreed, upon the terms and subject to the conditions set forth or referred to herein, that the Credit Agreement be amended to extend to June 30, 1999, the Commitments of the Banks as set forth in the Section 2.01 of the Credit Agreement and to give effect to certain other changes.

          C. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

          Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

          SECTION 1.  Amendment to Article I of the Credit Agreement.  Article I
                      -----------------------------------------------
of the Credit Agreement is hereby amended:

          (a) by deleting the schedule appearing after the third line of the definition of "Applicable Facility Fee Percentage" and substituting therefor the schedule set forth in Exhibit A hereto;

          (b) by deleting the schedule appearing after the fifth line of the definition of "Applicable Margin" and substituting therefor the schedule set forth in Exhibit B hereto;

          (c) by deleting the language "June 30, 1995" appearing on the second line of the definition of "Maturity Date" and substituting therefore "June 30, 1999"; and

          (d) by inserting the following definition in the appropriate alphabetical order:

               "'Utilization Fee' shall mean the fee of 0.0625% payable on the outstanding amount of Loans at all times when the Loans outstanding under the Credit Agreement exceed 50% of the aggregate Commitments".

          SECTION 2.  Amendment to Section 2.01.  Section 2.01 of the Credit
                      --------------------------
Agreement is hereby amended by deleting the schedule appearing after the introductory paragraph thereto and substituting therefor the schedule set forth in Exhibit C hereto.

          SECTION 3.  Amendment to Section 2.07.  Section 2.07 of the Credit
                      --------------------------
Agreement is hereby amended by adding the following language after paragraph (b) thereof:

          (c) The Company agrees, to pay to the Agent for distribution to the Banks ratably in accordance with the amounts of the Loans made by them and outstanding from time to time, in immediately available funds, a Utilization Fee equal to 0.0625% per annum on the aggregate principal amount of the outstanding Loans on each day on which such aggregate principal amount exceeds 50% of the aggregate Commitments. The Utilization Fee shall be payable on March 31, June 30, September 30 and December 31, in each year.

          SECTION 4.  Amendment to Section 6.04.  Section 6.04 is hereby amended
                      --------------------------
by deleting the language "December 31, 1992, $2,500,000,000" appearing on the third line thereof and substituting therefor "December 31, 1994, $2,700,000,000".

          SECTION 5.  Conditions to Effectiveness.  This Fourth Amendment shall
                      ----------------------------
become effective when:

          (a) the Agent shall have received counterparts of this Fourth Amendment which, when taken together, bear the signatures of the Company, the Banks and the Agent, as well as new Notes reflecting the Commitments of the Banks after giving effect to this Amendment, duly executed by the Company;

          (b) the Agent shall have received a signed copy of a favorable written opinion of Hall, Dickler, Lawler, Kent & Friedman, counsel for the Company, addressed to the Banks, dated as of the date hereof and satisfactory in form and substance to Cravath, Swaine & Moore, counsel to the Agent; and

          (c) the Agent shall have received (i) a copy of the Company's Certificate of Incorporation and By-laws, including all amendments, if any, each certified by the Secretary or Assistant Secretary of the Company, and
     (ii) a certificate dated as of the date hereof and signed by the Secretary or Assistant Secretary of the Company, certifying (A) that neither the Certificate of Incorporation nor the By-laws of the Company have been amended as of the date hereof except as disclosed pursuant to clause (i) hereof, (B) that attached thereto are true and complete copies of all resolutions adopted by the Executive Committee of the Board of Directors of the Company authorizing the execution and delivery of this Fourth Amendment and the new Notes and (C) as to the incumbency and specimen signature of each officer of the Company executing this Fourth Amendment and the new Notes and any certificates or instruments furnished pursuant hereto, such certificate to contain a certification by another officer of the Company as to the incumbency and signature of the officer signing such certificate.

          SECTION 6.  Representations and Warranties.  To induce the Banks and
                      -------------------------------
the Agent to enter into this Fourth Amendment, the Company and each Borrowing Subsidiary represent and warrant to each Bank and the Agent that (a) the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to any earlier date,
(b) no Event of Default or event which with notice or lapse of time or both would constitute an Event of Default has occurred and is continuing and (c) as of the date hereof there are no outstanding Loans.

          SECTION 7.  Effect of Amendment.  Except as expressly set forth
                      --------------------
herein, this Fourth Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Banks or the Agent under the Credit Agreement, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Company to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement in similar or different circumstances. This Fourth Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. Any default under this Fourth Amendment shall constitute an Event of Default under the Credit Agreement.

          SECTION 8.  Expenses.  The Company agrees to pay all out-of-pocket
                      ---------
fees and expenses of the Agent in connection with the preparation of this Fourth Amendment and the transactions contemplated hereby, including the reasonable fees, disbursements and other charges of Cravath, Swaine & Moore, counsel to the Agent.

          SECTION 9.  Counterparts.  This Fourth Amendment may be executed in
                      -------------
any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Fourth Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart thereof.

          SECTION 10.  Applicable Law.  THIS FOURTH AMENDMENT SHALL BE GOVERNED
                       ---------------
BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 11.  Headings.  The headings of this Fourth Amendment are for
                       ---------
purposes of reference only and shall not limit or otherwise affect the meaning hereof.


          IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.


                                       CAPITAL CITIES/ABC, INC.,

                                         by
                                             David J. Vondrack
                                           ------------------------
                                           Name:  David J. Vondrack
                                           Title:  Vice President & Treasurer


                                       CHEMICAL BANK, individually and
                                       as agent,

                                         by
                                             John C. Coffin
                                           ------------------------
                                           Name:  John C. Coffin
                                           Title:  Vice President


                                       BANK OF AMERICA NT&SA,

                                         by
                                             Nancy L. Sun
                                           ------------------------
                                           Name:  Nancy L. Sun
                                           Title:  Vice President


                                        THE BANK OF NEW YORK,

                                         by
                                             Kalpana Raina
                                           ------------------------
                                           Name:  Kalpana Raina
                                           Title:  Vice President

                                       THE BANK OF NOVA SCOTIA,

                                         by
                                             James Tryforos
                                           ------------------------
                                           Name:  James Tryforos
                                           Title:  Authorized Signatory


                                       BANKERS TRUST COMPANY,

                                         by
                                             Edward G. Benedict
                                           ------------------------
                                           Name:  Edward G. Benedict
                                           Title:  Vice President


                                       THE CHASE MANHATTAN BANK, N.A.,

                                         by
                                             Robert T. Smith
                                           ------------------------
                                           Name:  Robert T. Smith
                                           Title:  Vice President


                                       CITIBANK, N.A.,

                                         by
                                             Eric Huttner
                                           ------------------------
                                           Name:  Eric Huttner
                                           Title:  Vice President


                                       COMMERCE BANK OF KANSAS CITY,

                                         by
                                             Phyllis G. Kiefer
                                           ------------------------
                                           Name:  Phyllis G. Kiefer
                                           Title:  Vice President

                                       CREDIT SUISSE,

                                         by
                                             Chris T. Horgan
                                           ------------------------
                                           Name:  Chris T. Horgan
                                           Title:  Associate

                                         by
                                             Michael C. Mast
                                           ------------------------
                                           Name:  Michael C. Mast
                                           Title:  Member of Senior Management


                                       THE FIRST NATIONAL BANK OF BOSTON,

                                         by
                                             Lisa C. Gallagher
                                           ------------------------
                                           Name:  Lisa C. Gallagher
                                           Title:  Director


                                       THE FIRST NATIONAL BANK OF
                                       CHICAGO,

                                         by
                                             Elaine I. Khalil
                                           ------------------------
                                           Name:  Elaine I. Khalil
                                           Title:  Vice Presidnet


                                       MARINE MIDLAND BANK,

                                         by
                                             Garret Komjathy
                                           ------------------------
                                           Name:  Garret Komjathy
                                           Title:  Vice President


                                       MELLON BANK, N.A.,

                                         by
                                             Sean C. Gannon
                                           ------------------------
                                           Name:  Sean C. Gannon
                                           Title:  Assistant Vice President

                                       MORGAN GUARANTY TRUST COMPANY
                                       OF NEW YORK,

                                         by
                                             Eugenia Wilds
                                           ------------------------
                                           Name:  Eugenia Wilds
                                           Title:  Vice President


                                       NATIONSBANK OF NORTH CAROLINA, N.A.,

                                         by
                                             Steven G. Schneider
                                           ------------------------
                                           Name:  Steven G. Schneider
                                           Title:  Senior Vice President


                                       NBD BANK, N.A.,

                                         by
                                             Carolyn J. Parks
                                           ------------------------
                                           Name: Carolyn J. Parks
                                           Title:  Vice President


                                       ROYAL BANK OF CANADA,

                                         by
                                             Eduardo Salazar
                                           ------------------------
                                           Name:  Eduardo Salazar
                                           Title:  Senior Manager


                                       SWISS BANK CORPORATION,

                                         by
                                             Jane A. Majeski
                                           ------------------------
                                           Name:  Jane A. Majeski
                                           Title:  Director Merchant Banking

                                         by
                                             Teresa A. Portela
                                           ------------------------
                                           Name:  Teresa A. Portela
                                           Title:  Associate Director
                                                   Merchant Banking

                                       THE TORONTO-DOMINION BANK,

                                         by
                                             E. E. Walker
                                           ------------------------
                                           Name:  E. E. Walker
                                           Title:  Manager Credit
                                                   Administration


                                       UNITED MISSOURI BANK OF KANSAS
                                       CITY, N.A.,

                                         by
                                             Walter Beck
                                           ------------------------
                                           Name:  Walter Beck
                                           Title:  Executive Vice President

                                                                       EXHIBIT A

      S&P's/Moody's Rating                    Facility Fee
      --------------------                    -------------
Category 1
- ----------
  A/A2 or higher                                  .09%

Category 2
- ----------
  A-/A3                                          .125%

Category 3
- ----------
  BBB+, BBB or BBB-/Baa1,
  Baa2 or Baa3                                   .15%

Category 4
- ----------
  Below BBB-/Baa3 or unrated                     .20%

                                                                       EXHIBIT B

                               Applicable Margin
                               -----------------

      S&P's/Moody's          Adjusted   Adjusted   Alternate
          Rating               LIBO        CD      Base Rate
      -------------         ----------  --------   ---------
Category 1
- ----------
  A/A2 or higher               .16%       .285%        0%

Category 2
- ----------
  A-/A3                        .20%       .325%        0%

Category 3
- ----------
  BBB+, BBB or BBB-/Baa1,
  Baa2 or Baa3                 .25%       .375%        0%

Category 4
- ----------
  Below BBB-/Baa3 or
  unrated                      .30%       .425%        0%

                                                                       EXHIBIT C

                                                              Percent of
                                            Commitment        Commitments
                                            ----------        -----------
Chemical Bank                           $    78,500,000          7.85%
270 Park Avenue
New York, NY 10017

Attention:  Hector Guenther
            Vice President

Bank of America NT&SA                   $    78,500,000          7.85%
335 Madison Avenue
New York, NY 10017

Attention:  Nancy L. Sun
            Vice President
            Entertainment/Media
             Division

The Bank of New York                    $    78,500,000          7.85%
One Wall Street - 16th Floor
New York, NY 10286

Attention:  Kalpana Raina
            Assistant Vice President

The Chase Manhattan Bank, N.A.          $    78,500,000          7.85%
One Chase Manhattan Plaza
New York, NY 10081

Attention:  Robert T. Smith
            Vice President
            Media & Communications
              Component

The First National Bank of Boston       $   62,000,000           6.20%
100 Federal Street
   Mail Stop  01-04-05
Boston, MA 02106

Attention:  Lisa C. Gallagher
            Vice President
            Media & Entertainment
             Division

                                                              Percent of
                                            Commitment        Commitments
                                            ----------        -----------
Morgan Guaranty Trust Company of        $   62,000,000           6.20%
  New York
60 Wall Street
New York, NY 10260

Attention:  Joseph T. Donohue
            Vice President

NBD Bank, N. A.                         $   62,000,000           6.20%
611 Woodward Avenue
Detroit, MI 48226
Attention:  Carolyn J. Parks
            Vice President

Citibank, N.A.                          $   50,000,000           5.00%
399 Park Avenue
New York, NY 10043

Attention:  Eric Huttner
            Vice President

Credit Suisse                           $   50,000,000           5.00%
Tower 49
12 East 49th Street
New York, NY 10017

Attention:  Chris T. Horgan
            Associate

The First National Bank of Chicago      $   50,000,000           5.00%
One First National Plaza
Mail Suite 0623
Chicago, IL 60670-0623

Attention:  Richard L. Elmendorf
            Vice President

Mellon Bank, N.A.                       $   50,000,000           5.00%
One Mellon Bank Center
Room 151-4440
Pittsburgh, PA 15258

Attention:  G. Louis Ashley
            First Vice President

                                                              Percent of
                                            Commitment        Commitments
                                            ----------        -----------
NationsBank of North Carolina, N.A.     $   50,000,000           5.00%
767 Fifth Avenue
New York, NY 10153

Attention:  Steven G. Schneider
            Senior Vice President

Royal Bank of Canada                    $   50,000,000           5.00%
1 Financial Square
New York, NY 10005

Attention:  Eduardo Salazar
            Senior Manager

The Toronto-Dominion Bank               $   50,000,000           5.00%
31 West 52nd Street
New York, NY 10019-6101

Attention:  Melissa S. Glass
            Director
            USA Division

Bankers Trust Company                   $   25,000,000           2.50%
130 Liberty - 30th Floor
Mail Stop 2303
New York, NY 10006

Attention:  Alexander T. Mason
            Managing Director

The Bank of Nova Scotia                 $   25,000,000           2.50%
One Liberty Plaza - 26th Floor
New York, NY 10006

Attention:  Mark E. Vigil
            Representative

Commerce Bank of Kansas City            $   25,000,000           2.50%
1000 Walnut Street
P.O. Box 419248
Kansas City, MO 64141-6248

Attention:  Phyllis G. Kiefer
            Vice President

                                                              Percent of
                                            Commitment        Commitments
                                            ----------        -----------
Marine Midland Bank                     $   25,000,000           2.50%
140 Broadway - 6th Floor
New York, NY 10015

Attention:  Garret Komjathy
            Vice President

Swiss Bank Corporation                  $   25,000,000           2.50%
P.O. Box 395
Church Street Station
New York, NY 10008

Attention:  Jane A. Majeski
            Director

United Missouri Bank of                 $   25,000,000           2.50%
  Kansas City, N.A.
1010 Grand Avenue
Kansas City, MO 64105

Attention:  Walter Beck
            Executive Vice President

Total Commitment:                       $1,000,000,000          100.0%
                                        --------------          -----

                                                                      SCHEDULE I

Departing Banks
- ---------------

Canadian Imperial Bank of Commerce
Continental Bank N.A.
Societe Generale


Additional Banks
- ----------------

Credit Suisse
Mellon Bank, N.A.
NationsBank of North Carolina, N.A.


Continuing Banks
- ----------------

Chemical Bank
Bank of America NT&SA
The Bank of New York
The Bank of Nova Scotia
Bankers Trust Company
The Chase Manhattan Bank, N.A.
Citibank, N.A.
Commerce Bank of Kansas City
The First National Bank of Boston
The First National Bank of Chicago
Marine Midland Bank
Morgan Guaranty Trust Company of New York
NBD Bank, N.A.
Royal Bank of Canada
Swiss Bank Corporation
The Toronto-Dominion Bank
United Missouri Bank of Kansas City, N.A.